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                                                                    EXHIBIT 2.15

                                    ADDENDUM

                                       To

A Share Sale Agreement (the "Agreement") in writing dated 16th December, 2002 made between Consolidated Water Co. Ltd. (the "Purchaser") and Bacardi & Company Limited (the "Vendor") as amended by an Addendum thereto dated 14th February, 2003.

The parties hereby agree that the date for the completion of the sale stipulated in clause 5.1 and the date stipulated in clause 4.2 shall be changed to the date of 3O April, 2003 (or such late date as may be agreed in writing by the parties) and subject as aforesaid, the Agreement shall continue in force for all purposes thereunder.

Dated this 25th day of March, 2003.

SIGNED AND SEALED by the        )
Purchaser in the presence of:   )/s/ Jeffrey M. Parker
                                )-------------------------------

                                )
                                )
                                )
/s/ [ILLEGIBLE]                 )/s/ Frederick W. McTaggart
---------------------------      -------------------------------
Witness

SIGNED AND SEALED by the Vendor )
in the presence of:             )
                                )_______________________________
                                )
                                )
____________________________    )_______________________________
Witness